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                                                                  EXHIBIT 99.5
                                                                  ------------

                           DURAMETALLIC CORPORATION
                   R.D. HALL EMPLOYEE STOCK OWNERSHIP PLAN

    THIS VOTE DIRECTION FORM IS BEING FURNISHED PURSUANT TO
    THE R.D. HALL EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN")
    OF DURAMETALLIC CORPORATION.

The participant acknowledges receipt of a Notice of Special Meeting and a Joint Proxy Statement/Prospectus dated October 30, 1995, for Durametallic Corporation and submits this Vote Direction Form to the Trustees of the Plan to direct the voting by the Trustee of the shares of Durametallic Corporation voting stock allocated to an account of the participant pursuant to the Plan at the SPECIAL MEETING OF SHAREHOLDERS OF DURAMETALLIC CORPORATION at the Radisson Plaza Hotel, 100 West Michigan Avenue, Kalamazoo, Michigan, on November 30, 1995, or at any adjournment of that meeting, as specified below.

THIS FORM MUST BE RETURNED TO: TRUSTEE, R.D. HALL EMPLOYEE STOCK OWNERSHIP PLAN, Durametallic Corporation, 2100 Factory Street, Kalamazoo, Michigan 49001.

   PLEASE VOTE AND SIGN BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. As to the approval of the Agreement and Plan of       FOR  AGAINST  ABSTAIN
   Merger dated as of September 11, 1995, as described   [ ]    [ ]      [ ]
   in the Company's Joint Proxy Statement/Prospectus dated October 30, 1995.

Shares of voting stock of Durametallic Corporation allocated to an account of the undersigned pursuant to the Plan will be voted by the Trustee as directed herein. Shares held in an account with respect to which no Vote Direction Form is received will not be voted. Unallocated Plan shares will be voted by the Trustee in accordance with the vote directions received from the Administrative Committee for the Plan.

Please be sure to sign and date this Vote Direction Form.

Date_________________

_________________________________________________________
Participant sign here